Exhibit 10.13

WEBSENSE, INC.
DELAYED ISSUANCE STOCK ISSUANCE AWARD GRANT NOTICE
(2000 Stock Incentive Plan)

Websense, Inc. (the “Corporation”), pursuant to its 2000 Stock Incentive Plan of Websense, Inc. (the “Plan”), hereby awards to Employee a right to purchase the number of shares of Common Stock (the “Shares”) set forth below (the “Award”).  This Award shall be evidenced by a Delayed Issuance Stock Issuance Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement, the Plan, and the Employee’s Delayed Issuance Stock Issuance Award Election Agreement (the “Election Agreement”), all of which are attached hereto and incorporated herein in their entirety.

Employee:
Date of Grant:
Number of Shares subject to Award:
Consideration:	Participant’s Services

Vesting Schedule:                                             The Shares subject to this Award will vest in accordance with the following schedule:

The Award shall vest with respect to 1/4 of the Shares on each of the first, second, third and fourth anniversaries of the Date of Grant.

In the event the Corporation terminates Employee’s employment other than for Cause (as defined in the Award Agreement), or Employee resigns his employment for Good Reason (as defined in the Award Agreement), contingent upon the Employee providing the Corporation with a fully-effective waiver and release of claims in a form satisfactory to the Corporation, the Award will be fully vested.

Additional Terms/Acknowledgements:  The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan.  Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement, the Election Agreement and the Plan set forth the entire understanding between Employee and the Corporation regarding the acquisition of Shares and supersede all prior oral and written

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agreements on that subject with the exception of (i) awards previously granted and delivered to Employee under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

WEBSENSE, INC.	EMPLOYEE:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:  Award Agreement, Election Agreement, and 2000 Stock Incentive Plan of Websense, Inc.

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ATTACHMENT I
AWARD AGREEMENT

ATTACHMENT II
ELECTION AGREEMENT

WEBSENSE, INC.

DELAYED ISSUANCE STOCK ISSUANCE AWARD AGREEMENT

Pursuant to the Delayed Issuance Stock Issuance Award Grant Notice (“Grant Notice”) and this Delayed Issuance Stock Issuance Award Agreement (“Award Agreement”), Websense, Inc. (the “Corporation”) has awarded you a Delayed Issuance Stock Issuance right pursuant to Article 4 of the Websense, Inc. 2000 Stock Incentive Plan (the “Plan”) for the number of shares of Common Stock (the “Shares”) as indicated in the Grant Notice (collectively, the “Award”).  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

1.                                      CONSIDERATION.   Consideration for this Award is satisfied by your services to the Corporation.

2.                                      VESTING.  Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of your Service.  Any Shares covered by this Award Agreement that have not vested shall be forfeited upon the termination of your Service.  Notwithstanding the foregoing, if you elect to defer receipt of the shares pursuant to Section 4 of this Award Agreement, then any shares subject to this Award that would otherwise vest within the 12-month period following the date of such election shall instead vest on the date that is 12 months following the date of your election to defer.

3.                                      DIVIDENDS.  You shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares covered by your Award, provided that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into additional Shares covered by the Award, and further provided that such additional Shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Awards with respect to which they relate.

4.                                      DISTRIBUTION OF SHARES OF COMMON STOCK.  The Corporation shall deliver to you a number of Shares of the Corporation’s Stock equal to the number of vested Shares subject to your Award, including any additional Shares received pursuant to Section 3 above, on the vesting date or dates provided in your Grant Notice; provided however, that if the first vesting date occurs no sooner than 12 months following the Date of Grant specified in your Grant Notice and if, within the 30-day period following the Date of Grant indicated on your Grant Notice, you elect to defer delivery of such Shares beyond the vesting date, then the Corporation will deliver the Shares to you on the date or dates that you so elect (the “Settlement Date”).  If such deferral election is made, the Board (or appropriate committee thereof) shall, in its sole discretion, establish the rules and procedures for such payment deferrals, including, without limitation, rules and procedures as may be required to cause the delivery of Shares to comply with the distribution requirements of Section 409A of the Code.

5.                                      EFFECT OF CHANGE IN CONTROL.  If (a) within the eighteen (18) months immediately following a Change in Control your employment is terminated by the Corporation or any successor or assign without Cause or you resign your employment for Good Reason or (ii) the Corporation terminates your employment without Cause during the pendency of a merger agreement or tender offer which would result in a Change in Control, contingent upon you providing the Corporation with a fully-effective waiver and release of claims in a form satisfactory to the Corporation, this Award shall become immediately and fully vested.  For purposes of this Award Agreement, the following definitions shall apply:

(a)                                  “Cause” for termination shall mean a termination of your employment by the Corporation based upon a good faith determination by the Board that one or more of the following has occurred: (a) your commission of a material act of fraud with respect to the Corporation, (b) your intentional refusal or willful failure to carry out the reasonable instructions of the Board, (c) your conviction of, or plea of nolo contendere to, at any time, a misdemeanor crime of moral turpitude or a felony (even if such has occurred prior to your employment with the Corporation), (d) your gross misconduct in connection with the performance of your duties, or (e) your material breach of your obligations to the Corporation or any agreement between you and the Corporation.

(b)                                  “Change in Control” shall mean shall mean any of the following:

(i)                                    the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by the Corporation or any affiliate thereof or any affiliate of a shareholder of the Corporation immediately prior to such acquisition, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

(ii)                                a change in the composition of the Board occurring within a twenty-four month period, as a result of which fewer than a majority of the directors of the Board are Incumbent Directors;

(iii)                            a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all of the persons that were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger, or consolidation; or

(iv)                               the sale or other disposition of all or substantially all of the assets of the Corporation in one transaction or series of related transactions.

(v)                                   Notwithstanding the foregoing, a Change in Control shall not be deemed to occur because a majority or more of the outstanding voting securities of the Corporation is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its affiliates, or (b) any person that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in approximately the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

(c)                                  “Good Reason” shall mean your resignation within ninety (90) days of the occurrence of any one or more of the following events without your written consent, provided that you comply with a reasonable Good Reason process providing the Corporation with an opportunity to cure the alleged Good Reason: (a) a material reduction in your base salary and/or target bonus other than in connection with a Corporation-wide reduction in executive compensation, (b) a material reduction in your benefits, other than in connection with a Corporation-wide reduction in executive benefits, (c) a material and significant reduction in your authority, title and/or duties without Sufficient Basis, (d) a requirement that you relocate more than thirty-five (35) miles from your then-current office location. Notwithstanding the foregoing sentence, your receipt of less bonus or no bonus as a result of not meeting the relevant goals for a bonus is not a Good Reason.

(d)                                  “Incumbent Directors” shall mean members of the Board who are (a) members of the Board as of the date hereof, or (b) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

(e)                                  “Sufficient Basis” shall mean a reassignment or reduction in duties as a result of disciplinary action based upon serious violation of Corporation policy or violation of an agreement between you and the Corporation.

6.                                      CERTAIN ADJUSTMENTS.  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board (or appropriate committee thereof) may make such adjustments to the number and/or kind of shares of stock or securities subject to this Award and any other provision of this Award affected by such change, as the Board may determine in its sole discretion.

7.                                      COMPLIANCE WITH LAW.  Under no circumstances shall Shares or other assets be issued or delivered to you pursuant to the provisions of this Award Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

8.                                      RESTRICTIVE LEGENDS.  The Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Corporation.

9.                                      TRANSFERABILITY.  Your Award is not transferable, except by will or by the laws of inheritance.  Notwithstanding the foregoing, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to Section 4 of this Award Agreement.

10.                               AT WILL EMPLOYMENT.  Nothing in this Award Agreement or in the Plan shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your rights, or the rights of the Corporation (or any Parent or Subsidiary employing or retaining you), which rights are hereby expressly reserved by each, to terminate your Service at any time for any reason, with or without cause.

11.                               UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of vested Award, you shall be considered an unsecured creditor of the Corporation with respect to the Corporation’s obligation, if any, to issue Shares pursuant to this Award Agreement.  You shall not have voting or any other rights as a stockholder of the Corporation with respect to the Shares purchased pursuant to this Award Agreement until such Shares are issued to you pursuant to Section 4 of this Award Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Corporation.  Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Corporation or any other person.

12.                               WITHHOLDING OBLIGATIONS.

(a)                                  On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Corporation, you hereby authorize any required withholding from, at the Corporation’s election, the Shares,  payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or a Subsidiary, if any, which arise in connection with your Award.

(b)                                  Unless the tax withholding obligations of the Corporation and/or any Subsidiary are satisfied, the Corporation shall have no obligation to issue a certificate for such Shares.

13.                               NOTICES.  Any notice required to be given under this Award Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Award Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Award Agreement.

14.                               HEADINGS.  The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

15.                               AMENDMENT.  This Award Agreement may be amended only by a writing executed by the Corporation and you which specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Delayed Issuance Stock Purchase which is then subject to restrictions as provided herein.

16.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Corporation under your Award shall be transferable by the Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Corporation’s successors and assigns.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)                                  This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Corporation under the Plan and this Award Agreement shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

17.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 4 of this Award Agreement shall govern the timing of any distribution of Shares under your Award; and provided further, however, that Section 5 of this Award Agreement shall govern the timing of any such distribution in the event of a Change in

Control.  The Board (or appropriate committee thereof) shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) shall be final and binding upon you, the Corporation, and all other interested persons. No member of the Board or committee of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Delayed Issuance Stock Issuance Award subject to this Award Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Corporation or any Subsidiary except as such plan otherwise expressly provides. The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation’s or any Subsidiary’s employee benefit plans.

19.                               GOVERNING LAW.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

20.                               SEVERABILITY.  If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

IN WITNESS WHEREOF, the parties have executed and delivered this Award Agreement effective as of the day and set forth below.

WEBSENSE, INC.

By:

Title:

Date:

EMPLOYEE

Signature

Address:

Date:

WEBSENSE, INC.

DELAYED ISSUANCE STOCK ISSUANCE AWARD ELECTION AGREEMENT

Please complete this Election Agreement and return a signed copy to                   ,    [Title]    of Websense, Inc. (the “Corporation”) by                , 200   .

NOTE:  THIS ELECTION AGREEMENT MUST BE COMPLETED AND RETURNED WITHIN 30 DAYS OF THE DATE OF GRANT AS INDICATED ON YOUR DELAYED ISSUANCE STOCK ISSUANCE AWARD GRANT NOTICE (THE “GRANT NOTICE”).  IF THE FIRST VESTING DATE OCCURS NO SOONER THAN 12 MONTHS FOLLOWING THE DATE OF GRANT AND IF, WITHIN THE 30-DAY PERIOD FOLLOWING THE DATE OF GRANT INDICATED ON YOUR GRANT NOTICE, YOU ELECT TO DEFER DELIVERY OF SUCH SHARES BEYOND THE VESTING DATE, THEN THE CORPORATION WILL DELIVER THE SHARES TO YOU ON THE DATE OR DATES THAT YOU ELECT.  IN ADDITION, ANY SHARES SUBJECT TO THE AWARD THAT WOULD OTHERWISE VEST WITHIN THE 12-MONTH PERIOD FOLLOWING THE DATE OF SUCH ELECTION SHALL INSTEAD VEST ON THE DATE THAT IS 12 MONTHS FOLLOWING THE DATE OF YOUR ELECTION TO DEFER.

Defined terms not explicitly defined in this Election Agreement but defined in the Plan, your Delayed Issuance Stock Issuance Award Agreement or your Grant Notice shall have the same definitions as in such documents.

Name:	SS #:

INSTRUCTIONS

In making this election, the following rules apply:

•                  You may elect a Settlement Date that occurs after the date of vesting.  The “Settlement Date” is the date as of which you will receive the vested Shares associated with the Delayed Issuance Stock Issuance Award that you elected to defer below.  Unless you timely elect otherwise on this Election Agreement, the Shares will be issued to you on the date or dates upon which they vest as indicated on your Grant Notice.

•                  This Election Agreement is irrevocable.

DEFERRAL ELECTION

I hereby irrevocably elect to defer receipt of the Shares associated with the above-referenced Delayed Issuance Stock Issuance Award until the following date(s) and in the following increment(s).  I acknowledge that only vested Shares will be issued to me and that the Settlement Date may occur after vesting.   (CHOOSE ONE ALTERNATIVE BELOW)

ALTERNATIVE #1 (ON VESTING DATE):

☐                      I elect to have my vested Shares issued to me on the vesting date(s) indicated on my Grant Notice.

ALTERNATIVE #2 (SPECIFIED EVENT – CHECK ONE BOX):

I elect to have my vested Shares issued to me on the following event (check boxes that apply):

☐            days following my termination of Service

☐            Upon the earlier of a Change in Control or        days following my termination of Service

ALTERNATIVE #3:  (SPECIFIED DATE(S) — CHECK BOXES THAT APPLY)

A.	☐
		Number	Month	Day	Year

B.	☐
		Number	Month	Day	Year

C.	☐
		Number	Month	Day	Year

D.	☐
		Number	Month	Day	Year

E.	☐

Notwithstanding the election that I made in A-D above, I elect to have my vested Shares issued to me on the following date, in the event such date occurs prior to the date(s) selected above (check boxes that apply):

		☐	days following my termination of Service
		☐	Immediately upon a Change in Control
		☐	Upon the earlier of a Change in Control or days following my termination of Service

•                  If no Settlement Date is elected, then the issuance of vested Shares will occur upon the vesting date(s) indicated on your Grant Notice.

•                  Notwithstanding any provision in this Election Form or your Grant Notice, Award Agreement or the Plan to the contrary, the issuance of the vested Shares shall be made in a manner that complies with the requirements of Code Section 409A, which may include, without limitation, deferring the payment of such benefit for six (6) months after your termination of Service, provided however, that nothing in this paragraph shall require the payment of benefits to you earlier than they would otherwise be payable under the Award.

•                  If a calendar year only is elected, but not a specific day or month, then the issuance of the vested Shares will occur upon the earliest date in the calendar year when you may sell the shares on the open market without violating the Corporation’s insider trading policy or the Corporation’s window trading policy.

Manner of Transfer

All of the Shares you are entitled to receive on the Settlement Date specified in this Election Agreement will be transferred to you on or as soon as practicable after such Settlement Date.

Terms and Conditions

By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.                            Corporation Right to Early Transfer.  Notwithstanding any election made herein, the Corporation or any Subsidiary reserves the right to transfer to you all of the vested and then unissued Shares associated with the Delayed Issuance Stock Issuance Award subject to this Election Agreement at any time following the termination of your employment with the Corporation or any Subsidiary.

2.                         Withholding.  The Corporation shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld.

3.                         Nonassignable.  Your rights and interests under this Election Agreement may not be assigned, pledged, or transferred by you other than as provided in the 2000 Stock Incentive Plan of Websense, Inc.

4.                         Bookkeeping Account.  The Corporation will establish a bookkeeping account to reflect the number of Shares that you acquired pursuant to your Delayed Issuance Stock Issuance Award and the Fair Market Value of such Shares that are subject to this Election Agreement.

5.                         Stock Certificates.  Share certificates (each, a “Certificate”) evidencing the issuance of the Shares pursuant to your Delayed Issuance Stock Issuance Award shall be issued to you as of the applicable Settlement Dates (or such earlier date payment is to be made pursuant to this Election Agreement) and shall be registered in your name. Subject to the withholding requirements outlined above, Certificates representing the unrestricted Shares will be delivered to you as soon as practicable after the Settlement Date.

6.                           Change in Control.  As used in this Election Agreement, “Change in Control” shall have the meaning contained in the Award Agreement; provided however, that a distribution upon a Change in Control shall only occur if such distribution complies with the distribution requirements of Code Section 409A and the regulations promulgated thereunder.

7.                         Governing Law.  This Agreement shall be construed and administered according to the laws of the State of California.

By executing this Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Election Agreement.

EMPLOYEE	WEBSENSE, INC.

By:
Name:
Title:
Date:	Date: